                                                                   EXHIBIT 5.1

                                  OPINION OF COUNSEL


                                  December 17, 1997

Metra Biosystems, Inc.
265 N. Whisman Road
Mountain View, CA 94043-3911


    REGISTRATION STATEMENT ON FORM S-8
    ----------------------------------


Ladies and Gentlemen:

    We have examined the Registration Statement on Form S-8 (the
"REGISTRATION STATEMENT") to be filed by Metra Biosystems, Inc. ("METRA") with the Securities and Exchange Commission (the "COMMISSION") on or about December 17, 1997 in connection with the registration under the Securities Act of 1933, as amended, of a total of 800,000 additional shares of Metra Common Stock reserved for issuance or issued under Metra's 1995 Stock Option Plan ("METRA PLAN"). As Metra's legal counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by Metra in connection with the sale and issuance of the foregoing shares under the Metra Plan (collectively, the "SHARES").

    It is our opinion that upon conclusion of the proceedings being taken or contemplated by us, as Metra's counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares when issued and sold in the manner described in the Registration Statement will be legally and validly issued, fully paid and non-assessable.

    We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and in any amendment thereto.

                                       Very truly yours,

                                       VENTURE LAW GROUP
                                       A Professional Corporation


                                       /s/ VENTURE LAW GROUP